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VOID



ZERO

See Reverse for Certain Definitions

Incorporated under the laws of the State of California

Cyclone Energy, Inc.

Authorized Capital Stock: 25,000,000 Common Shares

VOID

This is to Certify that **VOID SAMPLE** is the owner of

****000000 ************************************ *fully paid and*

non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, *the seal of the Corporation and the Signatures of its duly authorized officers.*

Dated **June 15, 2006**

President

Secretary